UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 10, 2009, Oncothyreon Inc. (the “Company”) issued a press release announcing the completion of the previously announced sale of approximately 2.28 million shares of the Company’s common stock and warrants to purchase approximately 684,000 shares of common stock for $6.5775 per unit (each unit consisting of one share and a warrant to purchase 0.30 shares of common stock) with select investors, resulting in gross proceeds of approximately $15.0 million (the “Financing”).

The common stock and warrants offered by the Company in the Financing were offered pursuant to an effective registration statement on Form S-3/A (File No. 333-149837), filed with the Securities and Exchange Commission on July 29, 2008 and declared effective on August 12, 2008, and described in the Prospectus Supplement dated August 4, 2009 that was filed with the Securities and Exchange Commission on August 6, 2009 pursuant to Rule 424(b)(5) under the Securities Act of 1933.  Rodman & Renshaw, LLC acted as the exclusive placement agent for the Financing.

A copy of the press release of the Company, dated August 10, 2009 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this description.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated August 10, 2009

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President & Chief Executive Officer

Date: August 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated August 10, 2009